UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 14, 2015

STAAR Surgical Company
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-11634 (Commission File Number)	95-3797439 (I.R.S. Employer Identification No.)
1911 Walker Ave, Monrovia, California (Address of principal executive offices)		91016 (Zip Code)

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 16, 2015, the Board of Directors (“Board”) of STAAR Surgical Company (the “Company”) elected Stephen C. Farrell, 50, to serve as a member of the Board of Directors, effective January 1, 2016. The Board approved providing Mr. Farrell with the standard director compensation (including equity securities) for a director, pro-rated for the remaining portion of the 2015-2016 term. His appointment expands the number of directors to eight.

Mr. Farrell has served since 2011 as the Chief Executive Officer and a Director of Convey Health Solutions. Also, since 2012 he has served as a member of the Board of Directors of BioTime, Inc. From 2008 to 2009, Mr. Farrell served as the Executive Vice President and Chief Financial Officer for Stream Global Services. From 1999 to 2007, Mr. Farrell served as President and Chief Operating Officer and a member of the Board of Directors for PolyMedica Corporation. He has previously served as a member of the Board of Directors of Questcor Pharmaceuticals from 2007 to 2014. Mr. Farrell spent five years as a Senior Manager at PricewaterhouseCoopers auditing leading public companies from 1994 to 1999. He received his Bachelor of Arts from Harvard University and earned a Masters of Business Administration at the University of Virginia Darden School of Business.

The appointment of Mr. Farrell to the Board was not the result of any arrangement or understanding between him and any other person or entity. There are no transactions between Mr. Farrell nor any member of his immediate family and the Company or any of its subsidiaries.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On December 14, 2015, the Board approved and adopted the following amendments to the Company's ByLaws:

(i) Article III, Section 12 of the Bylaws was amended to provide for a majority voting standard in uncontested director elections. Under the amended Bylaws, except in the case of a contested election, any director nominee who receives a greater number of votes “withheld” from his or her election than votes “for” such election shall promptly tender his or her resignation to the Board following certification of the election results. Within 60 days following the certification of the election results, the Board will decide, through a process managed by the Nominating and Governance Committee and excluding the nominee or director in question, whether to accept the resignation. Absent a compelling reason for the director to remain on the Board, the Board shall accept the resignation. The Board will promptly disclose its decision to accept or reject the tendered resignation, which disclosure shall include, if the tendered resignation is rejected, a summary of the reasons underlying the Board’s decision to reject the tendered resignation.

(ii) Article II, Section 3 and Section 12(b) of the Bylaws was amended to enable holders of at least 35% of the outstanding common stock of STAAR providing a proper request and in accordance with various procedures to be able to call a special meeting of stockholders of STAAR.

In connection with the amendments to the Company's Bylaws, the Board also approved a Director Resignation Policy. The Director Resignation Policy reflects the amendments to Article III, Section 12 of the Bylaws and provides that except in the case of a contested election, any director nominee who receives a greater number of votes “withheld” from his or her election than votes “for” such election shall promptly tender his or her resignation to the Board following certification of the election results.

The amendments to the Bylaws and Director Resignation Policy were effective immediately upon adoption by the Board on December 14, 2015. The Board plans to submit these amendments to its Bylaws for shareholder ratification at its next meeting of shareholders in 2016. The foregoing description of the amendments to the Company's Bylaws is qualified in its entirety by reference to the copy of the ByLaws, as amended and restated, which is filed as Exhibit 3.2 to this Current Report on Form 8-K and is incorporated herein by reference. The Director Resignation Policy is available on the Company's website at www.staar.com.

Item 7.01	Regulation FD Disclosure.

On December 17, 2015, the Company published a press release regarding the election of Mr. Farrell to the Board and amendments to the Company’s Bylaws. A copy of the press release is furnished as Exhibit 99.1 to this report and is incorporated herein by this reference.

The information furnished herewith pursuant to Item 7.01 of this Current Report, including Exhibit 99.1, shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section. The information in Item 7.01 of this Current Report shall not be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date of this Current Report, regardless of any general incorporation language in the filing.

Item 9.01	Financial Statements and Exhibits

Exhibit No.	Description

3.2 99.1	Amended and Restated Bylaws of the Company, effective December 14, 2015. Press release of the Company dated December 17, 2015.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

December 17, 2015	By:	/s/ Caren Mason
Caren Mason
President and Chief Executive Officer